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                                                                   Exhibit 10.53

AMENDMENT TO PLEDGE AGREEMENT

THIS AMENDMENT, dated as of March 3, 2003 (this "Amendment"), amends the Pledge Agreement, dated as of November 15, 2001, and the Supplemental Pledge Agreement dated as of January 21,2002 (collectively the "Pledge Agreement"), by and between ALLIANCE SEMICONDUCTOR CORPORATION ("Alliance"), a Delaware corporation, and ALLIANCE SEMICONDUCTOR (S.A.) (PTY) LTD. ("Alliance (S.A.)"), a South African corporation (collectively referred to as the "Borrower") and CHINATRUST COMMERCIAL BANK, LTD., acting through it New York Branch (the "Bank").

WITNESSETH

WHEREAS, the Borrower and the Bank have entered into the Amended and Restated Credit Agreement, dated as of January 21, 2002, as amended by an Amendment dated the date hereof (as amended the "Credit Agreement") (all capitalized terms used herein and not otherwise defined in the Pledge Agreement shall have the meanings described thereto in the Credit Agreement); and

WHEREAS, the Borrower has requested that the Credit Agreement be amended to provide additional loans and to extend the term of the existing facility; and

WHEREAS, the Borrower has previously pledged one hundred forty five million unrestricted common shares of UMC owned by Borrower and in order to secure the additional Loans to be made will need to pledge additional unrestricted common shares of UMC so that t11e Collateral Value shall be at the level required by the Pledge Agreement;

WHEREAS, the Bank is willing to agree to such amendment provided that the terms of the Pledge Agreement are also amended as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. Amendments to Pledge Agreement.

(A) The definition of the term "Secured Obligations" contained in Section 1 of the Pledge Agreement shall be amended to read in its entirety as follows:

         "Secured Obligations" means any and all liabilities and obligations of the Borrower under the Credit Agreement, as amended and to be amended including but not limited to the addition loans of Six Million Four Hundred Fifty Thousand Dollars ($6,450,000.00), made available to the Borrower pursuant to the Credit Agreement, and including without limitation, the principal, interest, commissions, charges, fees and expenses payable under the Credit Agreement.

         (B) The provisions of Section 2(d) shall be amended to read in its entirety as follows:

                  (d) Pursuant to this Agreement, the Borrower has previously pledged Collateral and will pledge further Collateral so that the Collateral shall, as required, have a Collateral Value of at least two hundred thirty percent (230%) of the then outstanding amount of the Loans made and to be made by the Bank to the Borrower pursuant to the Credit Agreement. In the event the Bank determines and notifies the Borrower that the Collateral Value at any time has fallen to two hundred percent (200%) or less of the then total outstanding and unpaid principal amount of the loans extended under the Credit Agreement (the
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         "Outstanding Amount"), as calculated and determined by the Bank, the
         Borrower shall, within three (3), Taiwan Business Days following the date on which the Bank so notifies the Borrower, provide additional shares of UMC owned by the Borrower to make up the shortage so that the Collateral Value shall again be at least two hundred thirty percent (230%) of the Outstanding Amount. If additional shares of UMC are pledged, the Borrower shall create and register the pledge over the additional shares in accordance with the terms of this Agreement by delivery of such shares to TSCDC and the creation and pledge of the additional shares through the book-entry system of TSCDC, or other mutually agreeable method of pledging.

         (C) The provisions of Section 2(e) shall be amended to read in its entirety as follows:

                  (e) As an alternative to pledging additional shares of UMC, the Borrower may partially prepay the Outstanding Amount, subject to the terms of the Credit Agreement, so as to reduce said amount to a level at which the Collateral Value is again at least two hundred thirty percent (230%) of the Outstanding Amount.

         (D) The provisions of Section 2(f) shall be amended to read in its entirety as follows:

                  (f) In the event the Collateral Value falls to or below one hundred eighty percent (180%) of the Outstanding Amount (including the three (3) day period provided for in Section 2(d) of this Agreement), as calculated and determined by the Bank, the Bank may without notice to the Borrower dispose of the Collateral to the extent necessary to restore the Collateral Value to at least two hundred thirty percent (230%) of the Outstanding Amount.

         (E) The provisions of Section 2(g) shall be amended to read in its entirety as follows:

                  (g) In the event the Borrower fails to provide additional shares of UMC to restore the Collateral Value to at least two hundred thirty percent (230%) of the Outstanding Amount or partially prepay the Outstanding Amount so that the Collateral Value is again at least two hundred thirty percent (230%) of the Outstanding Amount, the Bank shall have the rights set forth in Section 2(f) of this Agreement.

         (F) The provisions of Section 2 shall be amended to add the following subsection:

                  (i) In the event that the Borrower fails to pay any installment of interest when due (including any grace period) the Bank may without notice to the Borrower dispose of the Collateral to the extent necessary to pay such installment of interest.

         (G) The provisions of Section 5 shall be amended to read in its entirety as follows:

                  5. Dividends and Profits.

                  Profits, dividends and other distributions of income or capital in respect of the Collateral distributed in stock of UMC shall be distributed to Borrower provided that at such time the Collateral Value is equal to at least two hundred thirty percent (230%) of the Outstanding Amount. In the event the Collateral Value is not at least two hundred thirty percent (230%) of the Outstanding Amount, the profits, dividends and other distributions of income or capital in respect of the Collateral distributed in the form of shares of stock by UMC shall become part of the Collateral, and the Borrower shall immediately create and register such pledge over such additional shares of UMC through the book-entry system of
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         TSCDC, or other mutually agreeable method of pledging, such additional shares shall thereafter be deemed Collateral.

ARTICLE 2. Representations and Warranties of Borrower. On and as of the date hereof, before and after giving effect to this Amendment, the Borrower represents and warrants to the Bank as follows:

         (a) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of the Pledge Agreement;

         (b) Before and after giving effect to this Amendment, there shall exist no Default or Event of Default under the Pledge Agreement; and

         (c) The representations and warranties contained in Section 3 of the Pledge Agreement shall be true and correct.

ARTICLE 3. Effect of Amendment: Ratification. (a) All references to the Pledge Agreement in the Documents shall be deemed to refer to the Documents as amended by this Amendment and all previous amendments, and the terms "this Agreement" and the words "hereof," "herein," "hereunder" and words of similar import, as used in the Documents, shall mean the Documents, as previously amended and amended hereby.

         (b) Except as expressly set forth herein, this Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Documents, and the Documents, as amended hereby, are hereby ratified, approved and confirmed in all respects.

ARTICLE 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto in separate counterparts including by telecopier, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE 5. Fees and Expenses. Simultaneously with the execution and delivery of this Amendment by the Borrower, the Borrower shall pay to the Bank all expenses of the Bank (including fees and disbursements of legal counsel) relating to the preparation, negotiation and execution of this Amendment.

ARTICLE 6. Effectiveness. This Amendment shall become effective as of the date first above written when the Bank shall have received (i) counterparts of this Amendment duly executed by the parties hereto, and (ii) payment of all fees due and payable under or in connection with this Amendment.

ARTICLE 7. Previous Agreements. This Amendment supersedes any and all previous agreements, documents and understandings relating to the subject matter hereof, to the extent inconsistent herewith.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or other duly authorized representatives as of the date first above written.

ALLIANCE SEMICONDUCTOR CORPORATION

By:  /s/ N. Damodar Reddy
     ---------------------------------------
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Name: N. Damodar Reddy
Title: President and CEO

ALLIANCE SEMICONDUCTOR (S.A.) (PTY) LTD.

By:  /s/ N. Damodar Reddy
     ---------------------------------------
Name: N. Damodar Reddy
Title: President and CEO







By:    /S/ N. Damodar Reddy
     ---------------------------------------
Name: N. Damodar Reddy
Title: President and CEO



CHINATRUST COMMERCIAL BANK, LTD.
NEW YORK BRANCH

By:  /s/ Eric Kan
     ---------------------------------------
Name: Eric Kan
Title: Senior Vice President and Lending Manager